                                December 20, 2000



Board of Directors
TeleTech Holdings, Inc.
1700 Lincoln Street, Suite 1400
Denver, CO  80203

Ladies and Gentlemen:

         This firm has acted as special counsel to TeleTech Holdings, Inc., a Delaware corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-8 (the "Registration Statement"), of 1,222,403 shares (the "Shares") of common stock, par value $.01 per share, of the Company, issuable under the terms of the Plans (as defined below). Of such Shares, (i) 346,700 shares are issuable upon exercise of options outstanding under Newgen Results Corporation's ("Newgen") 1996 Equity Incentive Plan (the "1996 Plan") on the date hereof; (ii) 811,703 shares are issuable upon exercise of options outstanding under Newgen's 1998 Equity Incentive Plan (the "1998 Plan") on the date hereof; and (iii) 64,000 shares are issuable upon exercise of options outstanding under nonstatutory stock option agreements to which Newgen is a party (the "Option Agreements," and together with the 1996 Plan and the 1998 Plan, the "Plans") on the date hereof. This letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with such registration.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.       An executed copy of the Registration Statement.

         2. A copy of the 1996 Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

         3. A copy of the 1998 Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

         4. Copies of the Option Agreements, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

         5. The Agreement and Plan of Merger (the "Merger Agreement"), dated August 21, 2000, by and among the Company, Newgen and NG Acquisition Corp.

         6. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on November 16, 2000 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

         7. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

         8. A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated December 20, 2000.

         9. Resolutions of the Board of Directors of the Company adopted at a meeting held on August 16, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

         10. A certificate of an officer of the Company, dated December 20, 2000, as to certain facts relating to the Company.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

         Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares on the terms contemplated in the Merger Agreement and pursuant to the Plans and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors authorizing the issuance thereof (the form of which is in accordance with applicable law), the Shares will be validly issued, fully paid, and nonassessable.

         This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.



                                                  Very truly yours,

                                                  /s/ HOGAN & HARTSON L.L.P.
                                                  ------------------------------
                                                  HOGAN & HARTSON L.L.P.